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                                                                      Exhibit 21

                    SUBSIDIARIES OF UNITED RESTAURANTS, INC.

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             Name                              Jurisdiction of Incorporation
             ----                              -----------------------------

Love's Enterprises, Inc.                                California
Grand Havana Room-- New York, Inc.                      New York
Grand Havana Room-- Washington, Corp.                   District of Columbia
On Canon, Inc.                                          California
Hopping Jalapeno, Inc.                                  California
Havana, Inc.                                            California
Club Havana, Inc.                                       Delaware

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